EXHIBIT 99.1

Press Release dated January 17, 2017, announcing the Memorandum of Understanding between Airborne Wireless Network and Air Lease Corporation.

Airborne Wireless Network and Air Lease Corporation Sign MOU for Strategic Marketing Partnership

LOS ANGELES, CA / ACCESSWIRE / January 17, 2017 / Airborne Wireless Network (ABWN) and Air Lease Corporation (AL), today announced they have entered into a Memorandum of Understanding with regards to a strategic marketing partnership for Airborne Wireless Network’s proposed broadband wireless network, trademarked as "Infinitus Super Highway™."

Airborne Wireless Network is developing its “Infinitus Super Highway™,” which contemplates providing a high-speed broadband airborne wireless network by linking commercial aircraft in flight as repeaters, which will send and receive broadband signals from one aircraft to another.

Under the terms of the agreement, Air Lease Corporation will act as the exclusive marketing agent and use its extensive network of airline customers to market the “Infinitus Super Highway™” to multiple airline customers throughout the world.

Jason T. de Mos, Vice President of Business Development and Aviation Compliance said, “Air Lease Corporation is one of the world’s largest aircraft leasing companies. We are excited that they are on board to market our system to their worldwide airline customers and to introduce us to manufacturers such as Boeing and Airbus with the goal of having our equipment pre-wired on new aircraft. Our collaboration will be a big step toward making our vision a reality, as we believe our airborne digital highway is the logical solution to fill the world's connectivity void. This partnership is a perfect fit for our strategy and will contribute significantly to the future of Airborne Wireless.”

About Air Lease Corporation (NYSE: AL)

ALC is a leading aircraft leasing company based in Los Angeles, California that has airline customers throughout the world.  ALC and its team of dedicated and experienced professionals are principally engaged in purchasing commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions.  For more information, visit ALC's website at www.airleasecorp.com.

About Airborne Wireless Network

The Company intends to create a high-speed broadband airborne wireless network by linking commercial aircraft in flight.  Each aircraft participating in the network will act as an airborne repeater or router, sending and receiving broadband signals from one aircraft to the next and creating a digital superhighway in the sky.   The Company intends the network to be a high-speed broadband internet pipeline to improve coverage connectivity.  The Company does not intend to provide retail customer coverage to end users, but, instead, act as a wholesale carrier with target customers, such as internet service providers and telephone companies.

Currently, the world's connectivity is achieved by use of undersea cables, ground based fiber and satellites. The Company believes that the Company's airborne digital highway is the logical solution to fill the world's connectivity void.  Once the network is developed and fully implemented, its uses are virtually limitless.  The Company's network, once developed, should provide low cost, high-speed connectivity to rural areas, island nations, ships at sea, oil platforms, in addition to connectivity to commercial and private aircraft in flight.

For further information see: www.airbornewirelessnetwork.com

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Notice Regarding Forward-Looking Statements

This release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These statements are based upon the current beliefs and expectations of the company's management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements.

Risks and uncertainties include, but are not limited to, availability of capital; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to raise the additional funding we will need to continue to pursue our business and product development plans; our ability to develop and commercialize products based on our technology platform; competition in the industry in which we operate and market; general industry conditions; general economic factors; the impact of industry regulation; technological advances; new products and patents attained by competitors; manufacturing difficulties or delays; dependence on the effectiveness of the company's patents; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Contact:

Robert Haag

IRTH Communications

Phone: +1-866-976-4784

ABWN@irthcommunications.com

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